SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported)  August 28, 1998

                      BALCOR EQUITY PENSION INVESTORS-IV
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-15648
----------------------------            ----------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3447130
----------------------------            ----------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
----------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
----------------------------------------------------------------------

Evanston Plaza

As previously reported, on December 8, 1997 the Partnership contracted to sell the Evanston Plaza Shopping Center, Evanston, Illinois, to an unaffiliated party, Joseph Freed Holdings, L.L.C., an Illinois limited liability company, for a sale price of $7,200,000. On August 28, 1998, the Partnership and the purchaser extended the date by which certain conditions to closing must be met to September 25, 1998. On September 10, 1998, the Partnership and purchaser agreed to reduce the sale price to $3,500,000, principally as a result of environmental issues at the property.

The closing continues to be subject to the satisfaction of certain terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) (a) Third Amendment to Agreement of Sale relating to the sale of Evanston Plaza, Evanston, Illinois.

          (2) (b) Fourth Amendment to Agreement of Sale relating to the sale of Evanston Plaza, Evanston, Illinois.

          (2) (c) Environmental Remediation Agreement relating to the sale of Evanston Plaza, Evanston, Illinois.

          No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature
-------------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR EQUITY PENSION INVESTORS-IV
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Equity Partners-IV, an Illinois
                                 general partnership, its general
                                 partner

                         By:  The Balcor Company,
                                 a Delaware corporation,
                                 a partner

                         By:  /s/  Jerry M. Ogle
                                -----------------------------------------
                                 Jerry M. Ogle, Senior Managing Director
                                 and General Counsel
Dated:  September 21, 1998
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